UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2010
SOLUTIA INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State of Incorporation)

001-13255	43-1781797

(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760

(Address of principal executive offices)	(Zip Code)
(314) 674-1000
Registrant’s telephone number, including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.
Issuance of Senior Notes due 2017
On March 9, 2010 Solutia Inc. (the “Company”) completed the sale of $300,000,000 in aggregate principal amount of 7 7/8% senior notes due 2020 (the “Notes”). In connection therewith, the Company entered into the following agreements:
Underwriting Agreement
On March 2, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and Fifth Third Securities, Inc. (collectively, the “Underwriters”) with respect to the offering of the Notes. The Notes were offered pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the Company’s registration statement on Form S-3, as amended (Registration Statement No. 333-160834). Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Notes subject to certain closing conditions. The Company, among other things, agreed not to, without the prior written consent of the Jefferies & Company, Inc., issue or sell securities similar to the Notes for 30 days after the Closing Date (as defined in the Underwriting Agreement). The Underwriting Agreement also contains standard indemnification rights and obligations of the Company and the Underwriters. One or more of the Underwriters or their affiliates have either provided investment banking services to the Company in the past or may do so in the future. The Underwriters receive customary fees and commissions for these services.
A copy of the Underwriting Agreement is attached hereto as Exhibits 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Indenture
On October 15, 2009, the Company entered into a base indenture (the “Base Indenture”), dated the same date, with The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) providing for the issuance of notes generally. The terms of the Notes are reflected in, the Second Supplemental Indenture (the “Supplemental Indenture” and with the Base Indenture, the “Indenture”) thereto, dated March 9, 2010, among the Company, the subsidiary guarantors and the Trustee. The Supplemental Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest is payable on the Notes on each March 15 and September 15, commencing September 15, 2010. The Company may redeem some or all of the Notes at any time prior to March 15, 2015 at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium. On or after March 15, 2015, the Company may redeem some or all of the Notes at redemption prices set forth in the Supplemental Indenture. In addition, at any time prior to March 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 107.875% of the principal amount of the Notes redeemed with the net cash proceeds of certain equity offerings.
The Company’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured senior basis by certain domestic subsidiaries. The Notes are not guaranteed by any of the Company’s foreign subsidiaries.
The terms of the Indenture, among other things, limit the ability of the Company to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.
Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.
The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indentures; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately.
Copies of the Base Indenture and the Second Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The above description of the material terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number

1.1	Underwriting Agreement dated March 2, 2010, by and between the Company, the subsidiary guarantors party thereto and Jefferies & Company, Inc. as representative of the several Underwriters.

4.1	Indenture dated October 15, 2009 by and between the Company, the subsidiary guarantors party thereto and the Trustee. (incorporated by reference to Exhibit 4.1 to Solutia’s Current Report on Form 8-K filed October 16, 2009)

4.2	Second Supplemental Indenture to the Indenture dated March 9, 2010, by and between the Company, the subsidiary guarantors party thereto and the Trustee.

SIGNATURES
PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)

By:	/s/ Paul J. Berra III

	Name:	Paul J. Berra III
	Title:	Senior Vice President, General Counsel,
Legal and Governmental Affairs
DATE: March 10, 2010
Exhibit Table

1.1	Underwriting Agreement dated March 2, 2010, by and between the Company, the subsidiary guarantors party thereto and Jefferies & Company, Inc. as representative of the several Underwriters.

4.1	Indenture dated October 15, 2009 by and between the Company, the subsidiary guarantors party thereto and the Trustee. (incorporated by reference to Exhibit 4.1 to Solutia’s Current Report on Form 8-K filed October 16, 2009)

4.2	Second Supplemental Indenture to the Indenture dated March 9, 2010, by and between the Company, the subsidiary guarantors party thereto and the Trustee.